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                                                                    Exhibit 99.1

                                                           {Logo]
                                                           2933 Bunker Hill Lane
                                                                       Suite 201
                                                            Santa Clara CA 95054
                                                                             USA



            VIRATA CORPORATION REPORTS RECORD SECOND QUARTER RESULTS

                        Revenues up 52% to $42.2 million
          EPS as adjusted up to $0.13 from $0.02 in the Prior Quarter


SANTA CLARA, CA, October 25, 2000 - Virata(R) Corporation (Nasdaq: VRTA), a leading semiconductor supplier for broadband communications, today reported
record results for its fiscal second quarter ended October 1, 2000.   Revenues
for the second quarter of fiscal 2001 were $42.2 million, an increase of 1,301 percent over net revenues for the second fiscal quarter of 2000; and an increase of 52.4 percent over the revenues of $27.7 million for the first fiscal quarter 2001.

On an as adjusted basis, excluding acquired in-process research and development, amortization of purchased intangible assets, stock compensation expense and National Insurance Contribution on stock options, Virata reported adjusted net income of $8.5 million, or $0.13 per adjusted diluted share, compared with a $4.1 million adjusted net loss for the same quarter one year ago, or a loss of $0.15 per adjusted basic and diluted share. The company reported a GAAP net loss per basic and diluted share of $1.56 for the second fiscal quarter of 2001, compared to a net loss per basic and diluted share of $0.26 for the prior quarter and $1.14 for the same quarter one year ago.

"We are delighted to report new records in terms of as adjusted profits, revenue, design wins and total customer base," said Charles Cotton, Chief Executive Officer. "We continued to experience strong demand for our products, participated in the world's major DSL deployments and captured important new strategic customers including Acer, Hyundai and Samsung. Virata's Integrated Software on Silicon (ISOS) is now the industry leading platform on which OEMs are developing DSL and broadband wireless equipment."

Revenues for the six months ended October 1, 2000 were $69.9 million, an increase of 1,131 percent over revenues of $5.7 million for the first half of fiscal 2000. On an as adjusted basis, excluding acquired in-process research and development, amortization of purchased intangible assets, stock compensation expense and National Insurance Contribution on stock options, Virata reported adjusted net income of $9.5 million, or $0.16 per adjusted diluted share, for the six months ended October 1, 2000 compared with a $6.7 million adjusted net loss, or a loss of $0.25 per adjusted basic and diluted share for the first half of fiscal 2000. GAAP net loss per basic and diluted share was $1.94 for the first half of fiscal 2001, compared to a net loss per basic and diluted share of $1.90 for the same period one year ago.

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Recent highlights include:
 .  Shipped more than two million Helium chips in the quarter
 .  Raised $462 million in a successful follow-on offering giving the company record balance sheet strength
 .  Deepened penetration of Asian markets by announcing several important new customers including Acer, Creative Labs' Digicom, Hyundai and Samsung
 .  Enhanced position in Europe with Siemens announcing a multi-year contract with Deutsche Telekom in Germany for deployment of Virata-based products
 . Completed acquisitions of Excess Bandwidth and Agranat Systems and made significant progress integrating their technologies into Virata's leading ISOS solutions

Commenting further on trends in the business, Cotton added "Design wins were especially strong for our Azurite chip set and integrated vCore software which deliver voice and data solutions. Moving forward, our product and marketing initiatives in Voice over IP position Virata for success in this important new market."

Financial Results Detailed
The company reported a GAAP net loss of $90.3 million, or $1.56 per basic and diluted share for the quarter. These results include a $79.9 million charge for in-process research and development relating to the acquisition accounting for Excess Bandwidth and Agranat Systems, $16.6 million of amortization of intangible assets, $0.6 million of stock compensation expense and a $1.7 million charge for National Insurance Contribution on stock options.

The National Insurance Contribution on stock options for the quarter was $1.7 million. The allocation of the expense, by function, is $0.4 million to research and development, $0.2 million to sales and marketing, and $1.1 million to general and administrative. The provision is calculated as the difference between the market value of Virata stock at the close of the period and the strike price of the option multiplied by the 12.2 percent tax rate. The calculation is applied to stock options granted to Virata's UK employees, vested and unvested. The $1.7 million charge is the change to the provision as a result of the movement in Virata's stock price from July 2, 2000 to October 1, 2000.

On an as adjusted basis, excluding acquired in-process research and development, amortization of purchased intangible assets, stock compensation expense and National Insurance Contribution on stock options, Virata reported adjusted net income of $8.5 million, or $0.13 per adjusted diluted share for the quarter, compared with a $4.1 million adjusted net loss for the quarter ended October 3, 1999, or a loss of $0.15 per adjusted basic and diluted share. Adjusted net income for the previous quarter was $1.0 million or $0.02 per adjusted diluted share. At October 1, 2000, Virata had $527.9 million in cash and short-term investments and working capital of $524.6 million.

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About Virata

Virata provides communications software and semiconductors to manufacturers of DSL, wireless, and other broadband networking equipment. Virata's suite of processor-independent software products provide developers with complete, field-proven implementations of networking functions, including ATM, MPLS, and web servers, removing the need to write and validate new software code.

Virata also pre-integrates its extensive suite of communications software with its powerful and cost-effective communications processors to create "integrated software on silicon" (ISOS) products. These ISOS solutions enable customers to develop a diverse range of broadband wireless and wireline equipment including DSL modems, gateways, routers, and integrated access devices targeted at the voice and high-speed data network access and customer premises markets.
Virata's products enable equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

Virata is a principal member of the ATM Forum, Bluetooth SIG organization, the DSL Forum, HomePNA, ITU, MPLS Forum, OpenDSL Alliance and UPnP Forum. A publicly traded company on the Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California.

Forward Looking Statement

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially. Factors that might cause a difference include, but are not limited to, those relating to general business and economic conditions, evolving industry standards, the pace of development and market acceptance of our products and the DSL market generally, commercialization and technological delays or difficulties, changes in customer order patterns and risks of customer loss, the impact of competitive products and technologies, competitive pricing pressures, manufacturing availability and risks, dependence on third party suppliers, the uncertainties associated with international operations, the possibility of our products infringing patents and other intellectual property of third parties, risks due to limited protection of our intellectual property, product defects, costs of product development, our ability to attract and retain employees, the company's ability to extract value from acquisitions, manufacturing and government regulation and other risk factors listed from time to time in the reports and other documents Virata files with the Securities and Exchange Commission, including without limitation, the report on Form 10-Q for the quarter ended July 2, 2000. Virata assumes no obligation to revise or update the forward-looking statements contained in this press release to reflect events or circumstances after the date hereof.

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                               VIRATA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                                October 1,              April 2,
                                                                   2000                   2000
                                                               (unaudited)             (audited)
                                                             ----------------      -----------------
ASSETS
Current assets:
     Cash and cash equivalents                               $        133,579      $          60,193
     Short-term investments                                           394,330                 18,006
     Accounts receivable, net                                          28,092                  7,524
     Inventories                                                       10,577                    409
     Other current assets                                               2,832                  2,895
                                                             ----------------      -----------------
          Total current assets                                        569,410                 89,027

Property and equipment, net                                            10,099                  3,222
Intangible assets                                                     402,820                 89,113
Long-term investments                                                   2,000                     --
Other assets                                                            1,057                     --
                                                             ----------------      -----------------
          Total assets                                       $        985,386      $         181,362
                                                             ================      =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                        $         18,536      $           4,887
     Accrued liabilities                                                7,914                  3,484
     Accrued employee benefits                                          3,900                  2,555
     Accrued National Insurance Contribution on options                 8,244                  4,471
     Deferred revenue                                                   4,889                  2,215
     Capital lease obligation, current                                  1,325                    784
                                                             ----------------      -----------------
          Total current liabilities                                    44,808                 18,396

Capital lease obligation, long-term                                     2,097                  1,178
Other long-term liabilities                                               209                     --
                                                             ----------------      -----------------
          Total liabilities                                            47,114                 19,574

Stockholders' equity:
     Common stock                                                          63                     23
     Additional paid-in capital                                     1,137,048                238,857
     Accumulated other comprehensive income                               791                    335
     Unearned stock compensation                                      (19,799)                  (691)
     Accumulated deficit                                             (179,831)               (76,736)
                                                             ----------------      -----------------
          Total stockholders' equity                                  938,272                161,788
                                                             ----------------      -----------------
          Total liabilities and stockholders' equity         $        985,386      $         181,362
                                                             ================      =================

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                               VIRATA CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (in thousands, except per share data, unaudited)

                                                                          Three Months Ended              Six Months Ended
                                                                     October 1,       October 3,      October 1,       October 3,
                                                                        2000             1999            2000             1999
                                                                    -------------   --------------    ------------   --------------
Revenues:
    Semiconductor                                                     $  36,158        $  2,074       $   57,623     $     3,493
    License                                                               3,953             254            8,110             528
    Services and royalty                                                  1,183             435            2,151             808
    Systems                                                                 913             249            2,019             848
                                                                    -----------     -----------       ----------     -----------
     Total revenues                                                      42,207           3,012           69,903           5,677
                                                                    -----------     -----------       ----------     -----------
Cost of revenues:
    Semiconductor                                                        20,644           1,130           34,736           1,941
    License                                                                 462              --              586              --
    Services and royalty                                                    741             200              927             338
    Systems                                                                 459             167              917             491
                                                                    -----------     -----------       ----------     -----------
     Total cost of revenues                                              22,306           1,497           37,166           2,770
                                                                    -----------     -----------       ----------     -----------
 Gross profit                                                            19,901           1,515           32,737           2,907
                                                                    -----------     -----------       ----------     -----------
Operating expenses:
    Research and development                                              8,031           2,581           13,063           5,130
    Selling and marketing                                                 5,977             973           10,343           1,896
    General and administrative                                            4,623           1,400            7,941           2,303
    National Insurance Contribution on options                            1,684              --            4,204              --
    Amortization of intangible assets and other                          17,194             415           27,293             875
    Acquired in-process research and development                         79,892              --           81,062              --
                                                                    -----------     -----------       ----------     -----------
     Total operating expenses                                           117,401           5,369          143,906          10,204
                                                                    -----------     -----------       ----------     -----------
Loss from operations                                                    (97,500)         (3,854)        (111,169)         (7,297)
Interest expense                                                           (148)            (43)            (173)            (92)
Interest and other income (expense), net                                  7,338            (660)           8,247            (183)
                                                                    -----------     -----------       ----------     -----------
Net loss                                                              $ (90,310)       $  4,557)        $103,095)    $     7,572)
                                                                    ===========     ===========       ==========     ===========

Basic and diluted net loss per share                                   $  (1.56)       $  (1.14)      $    (1.94)    $     (1.90)
                                                                    -----------     -----------       ----------     -----------
Weighted average common shares - basic and diluted                       57,711           3,994           53,064           3,988
                                                                    ===========     ===========       ==========     ===========

Pro forma basic and diluted net loss per share (A)                     $  (1.56)       $  (0.17)      $    (1.94)    $     (0.28)
                                                                    ===========     ===========       ==========     ===========
Pro forma weighted average common shares - basic and diluted (A)         57,711          27,058           53,064          27,053
                                                                    ===========     ===========       ==========     ===========

Adjusted basic net earnings (loss) per share (B)                       $   0.15        $  (0.15)      $    0.18           (0.25)
                                                                    ===========     ===========       ==========     ===========
Adjusted diluted net earnings (loss) per share (B)                     $   0.13        $  (0.15)      $    0.16           (0.25)
                                                                    ===========     ===========       ==========     ===========
Weighted average common shares - basic                                   57,711          27,058           53,064          27,053
                                                                    ===========     ===========       ==========     ===========
Weighted average common shares - diluted (C)                             63,373          27,058           58,571          27,053
                                                                    ===========     ===========       ==========     ===========

(A) Pro forma basic and diluted net loss per share assumes that the conversion of the outstanding shares of convertible preferred stock into common stock that occurred upon the closing of the initial public offering occurred as of the beginning of the three month and the six month periods ended October 3, 1999.
(B) Adjusted net income (loss) per share excludes the National Insurance Contribution on options, amortization of intangible assets and other, and acquired in-process research and development charges. Total charges of $98,770 and $415 were excluded for the three month periods ended October 1, 2000 and October 3, 1999, respectively. Total charges of $112,559 and $875 were excluded for the six month periods ended October 1, 2000 and October 3, 1999, respectively.
(C) Weighted average diluted shares include approximately 5,662 and 5,507 potential common shares issuable upon the exercise of stock options and warrants for the three month and the six month periods ended October 1, 2000, respectively, using the treasury stock method.

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Virata is a registered trademark, and Helium and Azurite are trademark of Virata
Corporation. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.


Virata PR Contacts:       Kelly Karr                   Desiree Russell
-------------------
                          Director, Public Relations   Manager, Public Relations
                          408-566-1026                 919-790-7100
                          kkarr@virata.com             drussell@virata.com
                          ----------------             -------------------

Virata Investor Contact:  James Fraser, CFA
------------------------
                          Director, Investor Relations
                          408-566-1098
                          jfraser@virata.com
                          ------------------

Web Site:                 www.virata.com
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